EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES RECORD REVENUE
FOR SECOND QUARTER FISCAL YEAR 2016 AND
100TH CONSECUTIVE QUARTER OF PROFITABILITY

•	Record non-GAAP net sales of $559.4 million.

•
On a non-GAAP basis: gross margins of 57.9%; operating income of $170.1 million; net income of $142.9 million and EPS of 66 cents per diluted share. The First Call published estimate for non-GAAP EPS was 63 cents.

•
On a GAAP basis: net sales of $541.4 million; gross margins of 55.6%; operating income of $74.9 million; net income of $64.9 million; and EPS of 30 cents per diluted share. There was no First Call published estimate for GAAP EPS.

•	Record quarterly dividend declared of 35.85 cents per share.

•	Completed acquisition of Micrel.

CHANDLER, Arizona - November 4, 2015 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of microcontroller, mixed signal, analog and Flash-IP solutions, today reported results for the three months ended September 30, 2015 as summarized in the following table:

(in millions, except earnings per diluted share and percentages)	Three months ended September 30, 2015
	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$541.4		$559.4
Gross Margin	$301.0	55.6%	$323.9	57.9%
Operating Income	$74.9	13.8%	$170.1	30.4%
Other Expense	$(21.0)		$(8.5)
Income Tax (Benefit) Provision	$(10.9)		$18.6
Net Income	$64.9	12.0%	$142.9	25.5%
Earnings per Diluted Share	30 Cents		66 Cents
1    See the "Use of Non-GAAP Financial Measures" section of this release.

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200 FAX 480•899•9210

Microchip Technology Reports
Second Quarter Fiscal Year 2016
Financial Results

GAAP net sales for the second quarter of fiscal 2016 were $541.4 million, down 0.9% from GAAP net sales of $546.2 million in the prior year's second fiscal quarter. GAAP net income for the second quarter of fiscal 2016 was $64.9 million, or 30 cents per diluted share, down 30.7% from GAAP net income of $93.6 million, or 42 cents per diluted share, in the prior year's second fiscal quarter.

Non-GAAP net sales for the second quarter of fiscal 2016 were $559.4 million, up 2.4% from non-GAAP net sales of $546.2 million in the prior year's second fiscal quarter. Non-GAAP net income for the second quarter of fiscal 2016 was $142.9 million, or 66 cents per diluted share, down 4.9% from non-GAAP net income of $150.2 million, or 67 cents per diluted share, in the prior year's second fiscal quarter. For the second quarters of fiscal 2016 and fiscal 2015, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), GAAP non-recognition of revenue for inventory in the distribution channel at the acquisition dates for our acquisitions, non-cash interest expense on our convertible debentures, the related income tax implications of these items and non-recurring tax events. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 35.85 cents per share. The quarterly dividend is payable on December 4, 2015 to stockholders of record on November 20, 2015.

"Our September quarter results were better than our upwardly revised guidance from September 8, 2015. The quarterly results in revenue, gross margin percentage, operating expense percentage and operating profit percentage were all better than the midpoint of such guidance," said Steve Sanghi, President and CEO. "Overall we executed the quarter extremely well amidst very difficult industry conditions, and ended the quarter with an all-time record in non-GAAP net sales. We also achieved the top end of our upwardly revised non-GAAP earnings per share guidance."

Mr. Sanghi added, "The September quarter was also our 100th consecutive profitable quarter. I want to thank all Microchip employees for their dedication and contribution in this remarkable achievement of 100 consecutive profitable quarters, an achievement we believe is unmatched in the semiconductor industry."

"Our microcontroller revenue was down 4% in the September quarter as compared to the June quarter. We experienced the same broad-based weakness that has been reported by many others in our industry. In aggregate over the last four rolling quarters, our microcontroller business was up 2.7% over the prior four rolling quarters," said Ganesh Moorthy, Chief Operating Officer. "We are continuing to deliver innovative new 8-bit, 16-bit and 32-bit microcontrollers that we believe will enable us to grow faster than the market and gain further market share."

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Microchip Technology Reports
Second Quarter Fiscal Year 2016
Financial Results

Mr. Moorthy added, "Our analog business, excluding the Micrel results, was about flat in the September quarter as compared to the June quarter, and was up 3.6% compared to the year-ago quarter. In this business we also experienced the broad-based weakness that has been reported by many others in our industry. In aggregate over the last four rolling quarters, our analog business was up 8.6% over the prior four rolling quarters. Our analog business, including the Micrel results, was up 30.1% in the September quarter compared to the June quarter, and was up 34.8% compared to the year-ago quarter. We continue to develop and introduce a wide range of innovative and proprietary new products to fuel the future growth of our analog business, complemented by the products added to our portfolio through acquisitions."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "Our cash generation in the September quarter excluding our acquisition activities, our dividend payment, and changes in borrowing levels under our revolving line of credit, was $150 million. As of September 30, 2015, our consolidated cash and total investment position was $2.59 billion. The dividend we announced today marks the 47th occasion that we have increased our dividend payment, and cumulative dividends paid are now at $2.66 billion."

Mr. Sanghi concluded, "We believe that industry conditions continue to be very weak. At the same time, our global sell-through revenue recognition policies and our large customer base allowed us to see the beginning of this inventory correction earlier than most companies, and we believe that we are nearing the end of it. Therefore, we are guiding the December quarter excluding Micrel results to be within our seasonally normal range. We expect our net sales in the December quarter excluding Micrel to be down between 2% and 6% sequentially, and 4% at the midpoint. We expect Micrel's full quarter non-GAAP net sales to be between $51 million and $54 million, and expect overall total non-GAAP net sales for Microchip for the December quarter to be between $539.7 million and $563.5 million. Additionally, we expect our March quarter net sales to be sequentially up in low single digit percentages as we complete the current correction."

Microchip's Highlights for the Quarter Ended September 30, 2015:

•
Microchip collaborated with Intel to implement the Intel® Enhanced Privacy ID (Intel® EPID) technology into Microchip's products. Intel EPID is a sophisticated, proven approach to device authentication that provides both security and privacy for the Internet of Things (IoT).

•
Continuing its rapid pace of innovation with the broad portfolio of PIC® microcontrollers that run the IoT, along with myriad other embedded applications, Microchip introduced new products across its 8, 16 and 32-bit MCU lines. The Company’s new 8-bit development platform accelerates the design of application functions with its integrated core-independent and intelligent-analog peripherals. For added security, Microchip’s latest eXtreme

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Microchip Technology Reports
Second Quarter Fiscal Year 2016
Financial Results

Low Power 16-bit MCU family doubled the Flash memory and added new hardware security features compared to Microchip's prior product family.

•
Two new 32-bit MCU series added to the steady growth of Microchip’s PIC32 portfolio. The high-end PIC32MZ family added a series that features an integrated hardware floating point unit (FPU) for high performance and lower latency in intensive single and double-precision math applications. The latest PIC32MX1/2 series features a cost-optimized 256 KB of Flash memory and performance up to 83 DMIPS for touch-sensing and embedded-control applications in the consumer, industrial and medical markets.

•
Enabling cost-sensitive applications to adopt the new USB Type-C™ connector, Microchip announced its UTC2000 controller. It allows designers to simply and quickly implement this popular reversible-plug connector for USB devices and cables, in a wide range of applications.

•
Microchip’s MOST® technology devices continued to win new designs in automotive infotainment networks, with fresh deployments in Audi’s Q7 SUV, Toyota’s Alphard and Vellfire executive-lounge vehicles, and PSA PEUGEOT CITROËN’s Aircross SUV concept car. More than 170 million MOST devices have been installed in 191 car models, since 2001.

•
On the technology side, Microchip introduced the industry’s first MOST150 coaxial transceiver, which enables powerful, robust and cost-efficient automotive infotainment networks based on coaxial cables. Additionally, Microchip added support for automotive CI+ based pay TV to its broad MOST technology device portfolio.

•
Microchip grew its already broad analog offerings with the world’s first fully integrated thermocouple-conditioning integrated circuit, simplifying designs by combining a number of discrete devices into one chip, which also lowers board area, cost and power consumption. Thermocouples are one of the most ubiquitous temperature-measurement devices, due to their robustness and accuracy in harsh, high-temperature environments, and their ability to measure temperature over an extremely wide range.

•
Mobile computing designers can easily reuse IP across multiple x86 platforms, with Microchip’s new family of highly configurable low-power embedded controllers. This family supports the Intel Corporation’s new Enhanced Serial Peripheral Interface (eSPI), as well as the existing Low Pin Count Interface (LPC), to communicate with the system host.

•	Microchip expanded its Industrial Ethernet switch portfolio with enhanced devices featuring the IEEE 1588-2008 Precision Time Protocol and low-power options. These highly integrated, three-port 10/100

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Microchip Technology Reports
Second Quarter Fiscal Year 2016
Financial Results

Ethernet switches provide multiple microcontroller data interfaces for maximum flexibility in applications such as automation, motion-control, embedded, automotive, security/surveillance and telecommunications.

•
Microchip was selected for the 2015 “Selling Power 50 Best Companies to Sell For” list, for the third straight year. The corporate research team at Selling Power magazine identified and ranked the best companies to sell for, among the top sales forces in the United States. Microchip ranked 11th, moving up six places from 2014, and is still the only semiconductor company on the list.

Third Quarter Fiscal Year 2016 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Due to our acquisition of Micrel which closed on August 3, 2015 and our intention to change the contractual relationships with certain Micrel distributors that will impact GAAP revenue recognition, we are not able to provide GAAP guidance at this time. We are able to provide the following non-GAAP guidance:

Microchip Consolidated Guidance - Non-GAAP[1]
Net Sales	$539.7 million to $563.5 million
Gross Margin[2]	57.7% to 57.9%
Operating Expenses	28.6% to 29.3%
Other Expense	$8.7 million
Income Tax Expense	11% to 12%
Net Income	$127.2 million to $139.2 million
Diluted Common Shares Outstanding[3]	217.8 million shares
Earnings per Diluted Share[3]	58 cents to 64 cents
1    See the "Use of Non-GAAP Financial Measures" section of this release.
2    See Footnote 2 under the "Use of Non-GAAP Financial Measures" section of this release.
3    Earnings per share have been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

•
Excluding the GAAP purchase accounting impacts from the Micrel acquisition, Microchip's inventory days at December 31, 2015 are expected to be flat to up 6 days to be between 125 days and 131 days. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels. We are reducing wafer starts in our Fabs and loadings in our assembly and test factories to manage inventory in the current business environment.

•
Capital expenditures for the quarter ending December 31, 2015 are expected to be approximately $30 million. Capital expenditures for all of fiscal year 2016 are expected to be approximately $125 million. We are

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Microchip Technology Reports
Second Quarter Fiscal Year 2016
Financial Results

continuing to invest in the equipment needed to support the growth of our production capabilities for fast growing new products and technologies.

•	We expect net cash generation during the December quarter of $110 million to $120 million prior to the dividend payment, changes in borrowing levels, and our acquisition-related activities.

[1]
Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), GAAP non-recognition of revenue for inventory in the distribution channel at the acquisition dates for our acquisitions, non-cash interest expense on our convertible debentures, the related income tax implications of these items and non-recurring tax events. Our non-GAAP net sales outlook for the December 2015 quarter reflects revenue from the sell-through of products from Micrel's distributors that the distributors own as of the acquisition date that is not recognized for GAAP purposes. We believe that our disclosure of non-GAAP net sales provides investors with useful information regarding the actual end market demand for our products.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses or non-recurring expenses related to such transactions. Accordingly, management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP net sales, non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net, non-GAAP income tax provision (benefit)/tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of our business. Specifically,

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Microchip Technology Reports
Second Quarter Fiscal Year 2016
Financial Results

we do not consider such items when developing and monitoring our budgets and spending. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, mixed-signal products, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

[3]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and the repurchase or the issuance of stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the December 2015 quarter of $48 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share amounts)
(Unaudited)

	Three months ended		Six months ended
	September 30,		September 30,
	2015	2014	2015	2014

Net sales	$541,391	$546,243	$1,075,343	$1,075,119
Cost of sales	240,441	238,789	465,376	461,146
Gross profit	300,950	307,454	609,967	613,973

Operating expenses:
Research and development	95,256	88,814	179,936	173,184
Selling, general and administrative	80,258	71,114	147,107	140,369
Amortization of acquired intangible assets	43,840	45,433	78,452	82,077
Special charges, net	6,648	775	8,205	1,079
	226,002	206,136	413,700	396,709

Operating income	74,948	101,318	196,267	217,264
Losses on equity method investments	(56)	(35)	(233)	(67)
Other expense, net	(20,935)	(10,579)	(22,512)	(19,502)

Income before income taxes	53,957	90,704	173,522	197,695
Income tax (benefit) provision	(10,942)	(1,334)	(21,837)	15,748
Net income	64,899	92,038	195,359	181,947
Less: Net loss attributable to noncontrolling interests	—	1,603	207	1,603
Net income attributable to Microchip Technology	$64,899	$93,641	$195,566	$183,550

Basic net income per common share attributable to Microchip Technology stockholders	$0.32	$0.47	$0.96	$0.92
Diluted net income per common share attributable to Microchip Technology stockholders	$0.30	$0.42	$0.90	$0.82

Basic common shares outstanding	204,275	200,629	203,254	200,408
Diluted common shares outstanding	217,099	225,284	216,933	224,906

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	September 30,	March 31,
	2015	2015
	(Unaudited)
Cash and short-term investments	$2,001,544	$1,958,869
Accounts receivable, net	281,063	273,937
Inventories	363,760	279,456
Deferred tax assets	69,343	71,045
Assets held for sale	—	13,989
Other current assets	63,177	67,321
Total current assets	2,778,887	2,664,617

Property, plant & equipment, net	631,600	581,572
Long-term investments	584,910	383,326
Other assets	1,790,912	1,151,198
Total assets	$5,786,309	$4,780,713

LIABILITIES AND EQUITY

Accounts payable and other accrued liabilities	$191,814	$187,844
Deferred income on shipments to distributors	179,962	166,128
Total current liabilities	371,776	353,972

Long-term line of credit	1,296,452	461,952
Senior convertible debentures	1,197,792	1,174,036
Junior convertible debentures	193,630	190,870
Long-term income tax payable	107,459	114,336
Long-term deferred tax liability	448,777	381,192
Other long-term liabilities	41,042	43,329

Microchip Technology stockholders' equity	2,129,381	2,044,654
Noncontrolling interests	—	16,372
Total equity	2,129,381	2,061,026
Total liabilities and equity	$5,786,309	$4,780,713

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three months ended		Six months ended
	September 30,		September 30,
	2015	2014	2015	2014
Net sales, as reported	$541,391	$546,243	$1,075,343	$1,075,119
Distributor revenue recognition adjustment	18,041	—	18,041	2,469
Non-GAAP net sales	$559,432	$546,243	$1,093,384	$1,077,588

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three months ended		Six months ended
	September 30,		September 30,
	2015	2014	2015	2014
Gross profit, as reported	$300,950	$307,454	$609,967	$613,973
Distributor revenue recognition adjustment, net of product cost	11,463	—	11,463	1,362
Share-based compensation expense	2,398	2,640	4,055	4,695
Acquisition-related restructuring and acquired inventory valuation costs	9,089	12,690	9,632	20,501
Non-GAAP gross profit	$323,900	$322,784	$635,117	$640,531
Non-GAAP gross profit percentage	57.9%	59.1%	58.1%	59.4%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three months ended		Six months ended
	September 30,		September 30,
	2015	2014	2015	2014
Research and development expenses, as reported	$95,256	$88,814	$179,936	$173,184
Share-based compensation expense	(8,670)	(7,261)	(15,768)	(13,570)
Non-GAAP research and development expenses	$86,586	$81,553	$164,168	$159,614
Non-GAAP research and development expenses as a percentage of net sales	15.5%	14.9%	15.0%	14.8%

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RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three months ended		Six months ended
	September 30,		September 30,
	2015	2014	2015	2014
Selling, general and administrative expenses, as reported	$80,258	$71,114	$147,107	$140,369
Share-based compensation expense	(11,958)	(5,372)	(17,315)	(10,329)
Acquisition-related costs	(1,063)	(1,801)	(3,237)	(2,737)
Non-GAAP selling, general and administrative expenses	$67,237	$63,941	$126,555	$127,303
Non-GAAP selling, general and administrative expenses as a percentage of net sales	12.0%	11.7%	11.6%	11.8%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three months ended		Six months ended
	September 30,		September 30,
	2015	2014	2015	2014
Operating expenses, as reported	$226,002	$206,136	$413,700	$396,709
Share-based compensation expense	(20,628)	(12,633)	(33,083)	(23,899)
Acquisition-related costs	(1,063)	(1,801)	(3,237)	(2,737)
Amortization of acquired intangible assets	(43,840)	(45,433)	(78,452)	(82,077)
Special charges, net	(6,648)	(775)	(8,205)	(1,079)
Non-GAAP operating expenses	$153,823	$145,494	$290,723	$286,917
Non-GAAP operating expenses as a percentage of net sales	27.5%	26.6%	26.6%	26.6%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three months ended		Six months ended
	September 30,		September 30,
	2015	2014	2015	2014
Operating income, as reported	$74,948	$101,318	$196,267	$217,264
Distributor revenue recognition adjustment	11,463	—	11,463	1,362
Share-based compensation expense	23,026	15,273	37,138	28,594
Acquisition-related restructuring, acquired inventory valuation and other costs	10,152	14,491	12,869	23,238
Amortization of acquired intangible assets	43,840	45,433	78,452	82,077
Special charges, net	6,648	775	8,205	1,079
Non-GAAP operating income	$170,077	$177,290	$344,394	$353,614
Non-GAAP operating income as a percentage of net sales	30.4%	32.5%	31.5%	32.8%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three months ended		Six months ended
	September 30,		September 30,
	2015	2014	2015	2014
Other expense, net, as reported	$(20,935)	$(10,579)	$(22,512)	$(19,502)
Gain on equity securities and equity method investment	—	—	(16,064)	—
Non-cash other expense, net	12,460	2,445	24,272	4,810
Non-GAAP other expense, net	$(8,475)	$(8,134)	$(14,304)	$(14,692)
Non-GAAP other expense, net, as a percentage of net sales	(1.5)%	(1.5)%	(1.3)%	(1.4)%

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RECONCILIATION OF GAAP INCOME TAX (BENEFIT) PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three months ended		Six months ended
	September 30,		September 30,
	2015	2014	2015	2014
Income tax (benefit) provision, as reported	$(10,942)	$(1,334)	$(21,837)	$15,748
Income tax rate, as reported	(20.3)%	(1.5)%	(12.6)%	8.0%
Distributor revenue recognition adjustment	4,254	—	4,254	375
Share-based compensation expense	8,574	1,833	12,106	3,253
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs	16,946	6,201	19,984	8,897
Special charges, net	1,200	271	1,615	384
Non-cash other expense, net	4,624	908	9,012	1,787
Non-recurring tax events	(6,016)	10,517	12,707	6,052
Non-GAAP income tax provision	$18,640	$18,396	$37,841	$36,496
Non-GAAP income tax rate	11.5%	10.9%	11.5%	10.8%

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO MICROCHIP TECHNOLOGY AND GAAP DILUTED NET INCOME PER COMMON SHARE ATTRIBUTABLE TO MICROCHIP TECHNOLOGY STOCKHOLDERS TO NON-GAAP NET INCOME ATTRIBUTABLE TO MICROCHIP TECHNOLOGY AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE ATTRIBUTABLE TO MICROCHIP TECHNOLOGY STOCKHOLDERS

	Three months ended		Six months ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income attributable to Microchip Technology, as reported	$64,899	$93,641	$195,566	$183,550
Noncontrolling interests	—	(2,090)	(375)	(2,090)
Distributor revenue recognition adjustment, net of tax effect	7,209	—	7,209	987
Share-based compensation expense, net of tax effect	14,452	13,440	25,032	25,341
Acquisition-related restructuring, acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	37,046	53,723	71,337	96,418
Special charges, net of tax effect	5,448	504	6,590	695
Gain on equity securities and equity method investment	—	—	(16,064)	—
Non-cash other expense, net of tax effect	7,836	1,537	15,260	3,023
Non-recurring tax events	6,016	(10,517)	(12,707)	(6,052)
Non-GAAP net income attributable to Microchip Technology	$142,906	$150,238	$291,848	$301,872
Non-GAAP net income attributable to Microchip Technology as a percentage of net sales	25.5%	27.5%	26.7%	28.0%

Diluted net income per common share attributable to Microchip Technology stockholders, as reported	$0.30	$0.42	$0.90	$0.82
Non-GAAP diluted net income per common share attributable to Microchip Technology stockholders	$0.66	$0.67	$1.35	$1.35
Diluted common shares outstanding, as reported	217,099	225,284	216,933	224,906
Diluted common shares outstanding Non-GAAP	217,099	224,682	216,676	224,286

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Microchip Technology Reports
Second Quarter Fiscal Year 2016
Financial Results

Microchip will host a conference call today, November 4, 2015 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until November 18, 2015.

A telephonic replay of the conference call will be available at approximately 9:00 p.m. (Eastern Time) November 4, 2015 and will remain available until 8:00 p.m. (Eastern Time) on November 14, 2015. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 8771848.

Cautionary Statement:

The statements in this release relating to continuing to deliver innovative new microcontrollers that will enable us to grow faster than the market and gain market share, continuing to develop and introduce new products to fuel the future growth of our analog business, industry conditions continuing to be very weak, nearing the end of the inventory correction, expecting our results to be within the seasonally normal range, expecting our net sales excluding Micrel to be down between 2% and 6%, and 4% at the midpoint in the December quarter, expected non-GAAP revenue of $51 million to $54 million from Micrel in the December quarter, expecting overall total non-GAAP revenue for the December quarter to be between $539.7 million and $563.5 million, expecting our March quarter net sales to be up in low single digit percentages as we complete the current correction, our third quarter fiscal 2016 Non-GAAP guidance including net sales, gross margin, operating expenses, other expense, income tax expense, net income, diluted common shares outstanding, earnings per diluted share, inventory days, capital expenditures for the December 2015 quarter and for all of fiscal 2016, reducing wafer starts to manage inventory, continuing to invest to support the growth of our production capabilities for fast growing new products and technologies, net cash generation, and assumed average stock price in the December 2015 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any economic uncertainty due to monetary policy, political or other issues in the U.S. or internationally, any unexpected fluctuations or weakness in the U.S. and global economies, changes in demand or market acceptance of our products and the products of our customers; foreign currency effects on our business; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; our ability to successfully integrate Micrel's operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of the Micrel transaction; our ability to continue to realize the expected benefits of our other acquisitions; the impact of any other significant acquisitions that we may make; our

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Microchip Technology Reports
Second Quarter Fiscal Year 2016
Financial Results

ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, the costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; our actual average stock price in the December 2015 quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, Ebola or other public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this November 4, 2015 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, MOST, and PIC are registered trademarks of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

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